Exhibit 10.3
AMENDMENT TO AMENDED AND RESTATED WARRANT

TO PURCHASE COMMON STOCK

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED WARRANT TO PURCHASE COMMON STOCK (this “Amendment”) is entered into as of August 11, 2009 by and among Hythiam, Inc., a Delaware corporation (the “Company”) and HIGHBRIDGE INTERNATIONAL LLC (“Holder”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Amended and Restated Warrant (as defined below).

WHEREAS, Company executed that certain Amended and Restated Warrant to Purchase Common Stock dated January 18, 2007 (the “Amended and Restated Warrant”) granting Holder the right to purchase up to One Million Three Hundred Thousand (1,300,000) shares of common stock of the Company;

WHEREAS, each of the parties hereto desire to amend the Amended and Restated Warrant as set forth herein; and

WHEREAS, pursuant to Section 9 of the Amended and Restated Warrant, the Required Holders by an affirmative vote approved the amendment to the Amended and Restated Warrant.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Exercise Price.  Section 1(b) of the Amended and Restated Warrant is amended and restated in its entirety as follows:

“(b) Exercise Price.  For purposes of this Warrant, ‘Exercise Price’ means $0.28, subject to adjustment as provided herein.”

2. Expiration Date.  Section 15(j) of the Amended and Restated Warrant is amended and restated in its entirety as follows:

“(j) ‘Expiration Date’ means the date sixty (60) months after August 11, 2009 or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a ‘Holiday’), the next date that is not a Holiday.”

3. Full Force and Effect.  Other than as modified in accordance with the foregoing provisions, the remaining terms of the Amended and Restated Warrant remain in full force and effect.

4. Counterparts.  This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

5. Governing Law.  This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without giving effect to conflict of laws principles thereof.

6. Headings.  Headings of Sections in this Amendment are for reference purposes only and shall not be deemed to have any substantive effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:
HYTHIAM, INC.
By:	/s/ TERREN S. PEIZER
Terren S. Peizer
Chief Executive Officer

HOLDER:
HIGHBRIDGE INTERNATIONAL LLC
By:	Highbridge Capital Management, LLC
Its Trading Manager

By:	/s/ MARK J. VANACORE
Mark J. Vanacore
Managing Director